SALES REPRESENTATIVE AGREEMENT


  This Agreement, agreed to and accepted as of 9 May 2000 is by and between Mag-Well, Inc., a Texas corporation, having its principal place of business at 122 East Wisconsin Rd. Edinburg, Texas 78539, U.S.A., ("Mag-Well"), and Francis Chiang SouthEast Asia Representative and Consultant ("Sales Representative").


WITNESSETH:

  Whereas, Mag-Well is engaged in the business of manufacturing, distributing, and selling equipment generally used in the oil and gas related industries, and

  Whereas, Mag-Well desires to engage a Sales
Representative to assist in handling the sale of its products, materials and equipment, (the "Products"), as a consultant in the country of Malaysia and a representative in the country of Brunei, ("the Territory"):

  NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties do hereby agree as follows:

1.Appointment of Sales Representative

  Mag-Well hereby appoints, subject to the terms and provisions of this Agreement, the Sales Representative to act as Mag-Well's sales representative in the Territory.

  The Sales Representative hereby accepts such appointment

2.   The Territory

  The territory for this Agreement is for the countries of Malaysia and Brunei. However the inclusion of other countries in South East Asia
Region will be implemented later
  which can be added as addendum to this Agreement.

3.Mag-Well's Duties

  (a)  Mag-Well shall advise the Sales Representative of
     (1) Mag-Well's sales plans and objectives concerning the Products in the Territory and (2) any new potential customers located in the Territory of which Mag-Well is aware.

  (b) Subject to any applicable federal regulations, Mag-Well shall furnish to Sales Representative from time to time, publications Mag-Well has available containing information such as commercial and technical data.

  (c) Mag-Well shall pay to the Sales Representative commissions as provided in Paragraph 8 below.


4.The Sales Representative's Duties

  (a) The Sales Representative, at its own expense, shall use its best efforts to assist Mag-Well in selling the Products in the Territory by soliciting purchase orders from customers, maintaining an adequate sales organization, sustaining active contact with customers informing Mag-Well of all governmental, commercial and industrial activities and plans which affect or might affect Mag-Well's sales, providing market information concerning customers and competitors, recommending improvements to Mag-Well's sales plans and strategies and delineating customer demand for the Products and similar products.

  (b) The Sales Representative shall, when requested by Mag-Well, act as Mag-Well's liaison to customers by transmitting proposals and technical data, interpreting customer inquiries, needs and attitudes and assisting in contract negotiations and the resolution of customer claims and complaints.

  (c) The Sales Representative shall disclose to all third parties that its relationship with Mag-Well is that of a Sales Representative, an independent contractor, not an employee or agent, and it shall not, by advertising or any other means, mislead or deceive anyone, nor do any other act which might be detrimental to the trademarks, trade names, goodwill or reputation of Mag-Well or its products; and should the Sales Representative, either inadvertently or purposefully, violate any of the foregoing prohibitions, it will, on Mag-Well's request, discontinue such action and undertake such other actions as Mag-Well may deem, in its sole discretion, necessary to repair names, goodwill and reputation.

  (d) The Sales Representative shall not, at any time either during the term of this Agreement or at any time thereafter, divulge to any person or other entity, but shall keep confidential, all trade secrets and confidential information of Mag-Well received by it during the course of its relationship with Mag-Well including, but not limited to, business or technical information of a proprietary nature or which is not intended to be disclosed to others.

  (e) The Sales Representative covenants not to compete with Mag-Well at any time during the term of this
     Agreement, or at any time thereafter.   In particular
     the Sales Representative shall not manufacture products substantially similar to the Products.





5.Mag-Well's Rights

  (a) Mag-Well has the right to determine, in every instance, in its sole discretion, the acceptability of any purchase order or provision thereof or condition thereto.

  (b) Mag-Well has not obligation to bid, quote prices to or negotiate with any customer.

  (c) Mag-Well has the right to refuse all attempts to return any of its Products, and the Sales
     Representative agrees not to attempt to return any Products without the prior written consent of Mag-Well.



6.Sales Representative Status

  The Sales Representative shall in no way be deemed an employee or agent of Mag-Well. The Sales Representative is an independent contractor and neither it nor its agents, subsidiaries, affiliates or employees shall have no power or authority to create any implied or expressed liability or obligation in the name of or on behalf of Mag-Well, and shall not enter any contract with any person or other entity that purports to bind Mag-Well in any sense whatsoever without written authority from Mag-
  Well, and any such contract entered into by the Sales
  Representative shall not be binding upon Mag-Well.



7.Limited Liability

  Mag-Well's liability to the Sales Representative, any customer or any other third party for any claim, damage, loss or liability arising out of or relating to any of Mag-Well's Products supplied pursuant to this Agreement or otherwise, shall not exceed the purchase price of such Products. Mag-Well shall in no event be liable for any special, indirect to, loss of use of production facilities or equipment, lost production, lost profits, property damage or reliance damages in connection with Mag-Well's performance of this Agreement or any sales contract for the Products, whether such damages are suffered by the Sales Representative, any customer or any other third party.



8.Sales Procedure

  The Sales Representative shall at all times observe the terms and conditions of sale (including delivery periods, price, and payment terms) prescribed by Mag-Well.



9.Compensation

  (a) With respect to all direct sales by Mag-Well of Products to customers located in the Territory in which sales the Sales Representative participated, the Sales Representative shall be entitled to a commission of forty percent (40%) in Brunei and fifteen percent (15%) as a consultant in Malaysia for Products, after discounts, exclusive of all shipping, handling, customs, and miscellaneous charges. Any reimbursement by Mag-Well to the Sales Representative for other expenses shall be by prior written agreement only.

  (b) Price lists for Mag-Well's products will be furnished upon request. All list prices and discounts are subject to change. Mag-Well reserves the right to amend such numbers, prices and discounts by giving notice to the Sales Representative, and such amendments will be effective as of the date such notice is mailed as to any order received after such date.

  (c) Mag-Well shall not pay any commission or other compensation to the Sales Representative with respect to Products sold by Mag-Well to original equipment manufacturers even if the ultimate destination of the Products is within the Territory.

  (d) The Sales Representative shall not be entitled to any compensation for its services pursuant to this Agreement except as specifically set forth in this Agreement. Commissions shall be due and payable to the Sales Representative only when, and only to the extent that, Mag-Well has received payment from the customer. If the purchase of the Products should be rescinded, revoked, or repudiated by the customer for reasons beyond Mag-Well's control, by Mag-Well for breach of contract by either the customer or Mag-Well for "force majeure" reasons or reasons beyond Mag-Well's control, or if the purchase order of the Products becomes invalid or inoperative due to any government action or regulation, the Sales Representative shall be entitled to no compensation except to a pro-rata share of any amount that Mag-Well may receive and retain as payment for Products delivered to the Customer.



10.  Limited Warranty

  (a) Mag-Well warrants the Products to be free from defects in material and workmanship under normal acceptable use and service. This warranty shall be effective for one year from the date of shipment of the Product by Mag-Well.

  (b) Mag-Well's sole responsibility under this warranty shall be as to repair any defective Products or replace them with new or re-manufactured Products, as Mag-Well may elect, and, under the conditions specified below, to pay transportation charges. Mag-Well shall have no responsibility for transportation costs nor consequential claims of any type, except as specifically set out in the next paragraph.

  (c) All warranty claims shall be submitted to Mag-Well in writing with complete data on the nature of the claim and the defect. The defective item or items shall be returned to Mag-Well for inspection only after receipt of written authorization from Mag-Well. If return is so authorized and if Mag-Well determines that a defect covered by this warranty exists, transportation charges will be paid by Mag-Well.

  (d)  Except as specifically provided herein, MAG-WELL
     EXPRESSLY DISCLAIMS ANY AND ALL OTHER EXPRESS OR
     IMPLIED WARRANTIES INCLUDING ANY IMPLIED WARRANTY OF
     MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE.



11.  Release

  The Sales Representative hereby releases Mag-Well from any and all claims, demands, contracts and liabilities, except any indebtedness owing to the Sales Representative based upon a written contract, existing at the date hereof.



12.  Term of Agreement

  This Agreement shall continue in full force and effect for an initial period of one (1) year from and after the date of acceptance, and it shall automatically be renewed thereafter, for successive one year periods, until termination by either party as provided below:

  (a) The parties may terminate this Agreement by mutual consent given in writing.

  (b) Either party may terminate this Agreement for any reason, with or without cause, upon sixty (60) day's written notice.

  (c) Mag-Well may terminate this Agreement upon one day's notice, oral or otherwise, if (i) the Sales Representative attempts to assign this Agreement or any right hereunder without Mag-Well's prior written consent, (ii) there is a change in the control or management of the Sales Representative which is unacceptable to Mag-Well, (iii) the Sales Representative ceases to conduct its operations in the normal course of business, (iv) a receiver for the Sales Representative is appointed or applied for, or if the Sales Representative otherwise takes advantage of any insolvency or bankruptcy law, (v) the Sales Representative represents any other party such that, in Mag-Well's opinion, it conflicts with the Sales Representative's obligations under this Agreement, or
     (vi) the Sales Representative breaches this Agreement or acts in any manner which, in Mag-Well's opinion, is detrimental to Mag-Well's best interest.

  (d) Neither party hereto shall be entitled to any penalties or any other payments (except for compensation specifically payable hereunder the right to which has been earned at the time of termination) upon termination of this Agreement pursuant to the terms hereof and the parties hereby waive the right they might otherwise have to any such penalties or payments.

  (e) Any enhancement of Mag-Well's goodwill resulting from efforts of the Sales Representative pursuant to this Agreement shall be for the benefit of Mag-Well and the Sales Representative shall not be entitled to any compensation with respect thereto.



13.  Breach of Agreement

  In the event that either party fails to perform any part of this Agreement, such partial breach shall constitute a total breach of the Agreement, even though all other conditions of this Agreement are performed and the other party may thereupon terminate this Agreement upon written notice. The failure of either party to enforce any provision of this Agreement, regardless of how long such provision remains unenforced shall not be deemed a waiver of such provision or of the rights of such party to enforce each and every provision of this Agreement.



14.  Assignment

  This agreement and the rights hereunder may not be assigned by either party hereto without the prior written consent of the other party. Any assignment made without such consent shall be void.



15.  Notice

  Except as specified herein, any notice required to be given by either party to the other under this Agreement shall be in writing and shall be either given personally or sent by postage prepaid registered mail, addressed to the receiving party at the address shown herein, unless written notice of such change of such address has been received by the mailing party.





16.  Controlling Law

  This Agreement and any action undertaken pursuant hereto, and the rights and obligations of both parties shall be governed by and subject to the laws and regulations of the United States and the State of Texas. Venue for any legal action relating to this Agreement shall be Dallas
  County, Texas.



17.  Entire Agreement and Amendment

  The foregoing constitutes the entire Agreement between the parties hereto and superseded any prior written and verbal agreements relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by both parties.



MAG-WELL, INC.                                   SALES
REPRESENTATIVE/CONSULTANT





/s/William Dillard                      /s/ Francis Chiang S.H.

By:    William Dillard Jr.              By:Francis Chiang S.H.

Its:     President                      Its:    Director